Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263553

Prospectus Supplement

(To Prospectus dated July 29, 2022)

4,651,163 Shares of Common Stock

We are offering 4,651,163 shares of our common stock, par value $0.0001 per share pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock is $6.45.

Our common stock trades on The Nasdaq Global Select Market under the symbol “STTK.” On December 20, 2023, the last reported sale price for our common stock on The Nasdaq Global Select Market was $6.45 per share.

Certain affiliates of a member of our board of directors (the “Board”) have agreed to purchase pre-funded warrants to purchase 3,100,823 shares of our common stock at a price equal to the public offering price minus $0.0001, the exercise price of each pre-funded warrant, in a private placement (the “Private Placement”). The Private Placement is expected to close concurrently with this offering and the closings are not contingent upon each other. The pre-funded warrants do not expire.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page [6] of the accompanying prospectus as well as the section captioned “Risk Factors” in our most recently filed annual report on Form 10-K and any subsequent report we file with the U.S. Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per share	Total
Offering price	$6.450	$30,000,001.35
Underwriting discounts and commissions(1)	$0.387	$1,800,000.08
Proceeds to us, before expenses	$6.063	$28,200,001.27

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock will be made on or about December 26, 2023.

Evercore ISI

The date of this prospectus supplement is December 21, 2023

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a ‘‘shelf’’ registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. This prospectus supplement relates to the offering of shares of our common stock. Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. In general, when we refer only to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.

This prospectus supplement describes the terms of this offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the accompanying prospectus or information contained in any document incorporated by reference into this prospectus supplement or accompanying prospectus that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on, or accessible through, our website is not part of this prospectus supplement. We and the underwriters are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, we use the terms “Shattuck Labs,” “Shattuck,” “company,” “we,” “us,” and “our” in this prospectus to refer to Shattuck Labs, Inc. and, where appropriate, our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference herein and any related free writing prospectus.

Company Overview

We are an innovative clinical-stage biotechnology company pioneering the development of dual-sided fusion proteins as an entirely new class of biologic medicine. We have created a novel approach to immune modulation by designing biologics with structural characteristics that may not be achievable by existing therapeutic modalities, including monoclonal or bispecific antibodies. Compounds derived from our proprietary Agonist Redirected Checkpoint (“ARC®”) platform simultaneously inhibit checkpoint molecules and activate costimulatory molecules with a single therapeutic.

Concurrent Private Placement

Certain affiliates of a member of the Board have agreed to purchase pre-funded warrants to purchase 3,100,823 shares of our common stock at a price equal to the public offering price minus $0.0001, the exercise price of each pre-funded warrant, in the Private Placement. The Private Placement is expected to close concurrently with this offering and the closings are not contingent upon each other. The pre-funded warrants do not expire.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Shares of common stock offered by us in this offering	4,651,163 shares of common stock.

Shares of common stock to be outstanding after this offering	47,136,648 shares of common stock.

Private Placement	Certain affiliates of a member of the Board have agreed to purchase pre-funded warrants to purchase 3,100,823 shares of our common stock at a price equal to the public offering price minus $0.0001, the exercise price of each pre-funded warrant, in the Private Placement. The Private Placement is expected to close concurrently with this offering and the closings are not contingent upon each other. The pre-funded warrants do not expire.

Use of proceeds	We intend to use the net proceeds from this offering and the Private Placement, together with our existing cash and cash equivalents and investments, for the development of our pipeline candidates, including SL-172154, and working capital and general corporate purposes. See the section titled “Use of Proceeds” on page S-[6] of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“STTK”

The number of shares of common stock that will be outstanding after this offering is based on 42,485,485 shares of common stock outstanding as of September 30, 2023 and excludes, in each case, as of September 30, 2023:

•	5,357,517 shares of common stock issuable upon the exercise of outstanding stock options under our 2020 Equity Incentive Plan, with a weighted-average exercise price of $7.04 per share;

•	655,777 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	3,626,489 shares of common stock reserved for future equity award grants under the 2020 Equity Incentive Plan;

•	1,204,874 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan; and

•

up to $75.0 million of shares of our common stock that may be sold from time to time under an “at the market” equity offering program that we entered into on July 29, 2022, with Leerink Partners LLC (the “Sales Agreement”), of which no shares have been sold to date.

Except as otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise of outstanding options or vesting of restricted stock units after September 30, 2023; and

•	no exercise of the pre-funded warrants offered and sold in the Private Placement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospectus supplement could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

Risks Related to this Offering

The offering price was set by the Board and does not necessarily indicate the actual or market value of our common stock.

Our Board approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Because the offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you will experience immediate and substantial dilution. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock or other equity securities, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In addition, we have agreed to file a resale registration statement to register the resale of 3,100,823 shares of common stock that are issuable upon the exercise of pre-funded warrants that we have agreed to sell in the Private Placement pursuant to a securities purchase agreement dated December 21, 2023. Once the registration statement is effective, these shares may be resold into the public market.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue incurring costs associated with research and development with respect to our diagnostic tests and precision medicine platform, and general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering and the Private Placement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our clinical trials, and our research and development programs;

•	our ability to enroll patients in our clinical trials;

•	the costs related to our nonclinical studies, our clinical trials and our research and development programs, and the impact of inflationary pressures on such costs;

•	our ability to retain the continued service of our key executives and to identify, hire, and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage, and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platforms, including our ARC® product candidates and other product candidates, and the defense of such intellectual property rights;

•

our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements, and needs for additional financing and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•	our expected use of our existing cash and cash equivalents and investments and the proceeds from this offering and the Private Placement; and

•	other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors.”

These factors should not be construed as exhaustive and should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus supplement. You should evaluate all forward-looking statements made in this prospectus supplement, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

The forward-looking statements contained in this prospectus supplement are made as of the date hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $27.7 million, after deducting underwriting fees and estimated offering expenses payable by us. We estimate that the net proceeds from our issuance and sale of shares of the pre-funded warrants in the Private Placement will be approximately $19.8 million, after deducting estimated offering expenses payable by us. The underwriting discount will only be deducted from the gross proceeds from the shares of common stock sold to the public in this offering, and no underwriting discount will be deducted from the proceeds from the sale of pre-funded warrants in the Private Placement.

We intend to use the net proceeds from this offering and the Private Placement, together with our existing cash and cash equivalents and investments, for the development of our pipeline candidates, including SL-172154, and working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of our common stock offered by us hereunder and pre-funded warrants offered in the Private Placement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock immediately after this offering and the Private Placement.

Our historical net tangible book value as of September 30, 2023 was approximately $112.8 million, or $2.65 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2023.

After giving effect to the issuance and sale of 4,651,163 shares of our common stock in this offering at the public offering price of $6.45 per share, after deducting underwriting discounts and commissions and estimated offering expenses, and of pre-funded warrants to purchase 3,100,823 shares of our common stock at a price equal to the public offering price minus $0.0001, the exercise price of each pre-funded warrant, in the Private Placement, after deducting estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2023 would have been $160.3 million, or approximately $3.19 per share of our common stock. This represents an immediate increase in net tangible book value of $0.54 per share of our common stock to our existing stockholders and an immediate dilution of $3.26 per share to investors purchasing securities in this offering, as illustrated in the following table:

Offering price per share		$6.45
Net tangible book value per share as of September 30, 2023	$2.65

Increase in net tangible book value per share attributable to this offering and the Private Placement	0.54

As-adjusted net tangible book value per share after this offering and the Private Placement		3.19

Dilution per share to new investors in this offering		$3.26

The discussion and table above assume full exercise of the pre-funded warrants sold in the Private Placement.

The above discussion is based on 42,485,485 shares of common stock outstanding as of September 30, 2023 and excludes, in each case, as of September 30, 2023:

•	5,357,517 shares of common stock issuable upon the exercise of outstanding stock options under the 2020 Equity Incentive Plan, with a weighted-average exercise price of $7.04 per share;

•	655,777 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	3,626,489 shares of common stock reserved for future equity award grants under the 2020 Equity Incentive Plan;

•	1,204,874 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan; and

•	up to $75.0 million of shares of our common stock that may be sold from time to time under the Sales Agreement, of which no shares have been sold to date

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

UNDERWRITING

Evercore Group L.L.C. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock set forth opposite its name below.

UNDERWRITER	NUMBER OF SHARES
Evercore Group L.L.C.	4,651,163

Total	4,651,163

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts; Expenses

The underwriters have advised us that they propose initially to offer the shares at the offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $0.2322 per share. After the offering, the offering price, concession or any other term of the offering may be changed.

The underwriting discounts and commissions are equal to the offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the offering price, underwriting discounts and commissions and proceeds before expenses to us in connection with this offering.

	Per Share	Total
Offering price	$6.450	$30,000,001.350
Underwriting discounts and commissions to be paid by us	$0.387	$1,800,000.081
Proceeds, before expenses, to us	$6.063	$28,200,001.269

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.4 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.

No Sales of Similar Securities

We, our officers and directors, have agreed that, subject to certain specified exceptions (including the transactions contemplated by the Private Placement, the registration of the shares underlying the pre-funded warrants and for sales under our Sales Agreement, provided no such sales shall be made for 30 days from the date of this prospectus supplement), not to offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing or submission (or participation in the filing or submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this prospectus, except with the prior written consent of Evercore Group L.L.C.

The restrictions described in the immediately preceding paragraph do not apply to our officers and directors and their respective affiliates with respect to:

•

the transfer of shares of common stock or other securities acquired in the offering or in open market transactions on or after the completion of the offering; provided, that no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfers (other than a filing on Schedule 13D, 13F or 13G that is required to be filed during the restricted period or a filing on a Form 5 made after the expiration of the restricted period); or

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the transfer of shares of common stock or other securities convertible into, or exercisable or exchangeable for, shares of common stock owned by such person: (i) as a bona fide gift or charitable contribution, provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause; (ii) to the immediate family of such person; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of such person, including by will or intestate succession; (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or the immediate family of such person; (v) as a distribution or other transfer by a partnership to its partners or by a limited liability company to its members or by a corporation to its stockholders or other equity holders or to any wholly-owned subsidiary of such corporation; or (vi) to any affiliate, as defined in Rule 405 under the Securities Act of 1933, as amended, of the undersigned, limited partners, general partners, limited liability company members or stockholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation; provided, that in the case of any transfer, disposition or distribution pursuant to (i)-(vi) above, (A) each transferee, donee or distributee shall execute and deliver a lock-up agreement to the representative and (B) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer, disposition or distribution during the restricted period (other than a filing on Schedule 13D, 13F or 13G, or in the case of clause (b)(i) only, pursuant to Section 16 of the Exchange Act, that is required to be filed during the restricted period or a filing on a Form 5 made after the expiration of the restricted period).

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “STTK.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering. The underwriters may close out any covered short position either by purchasing securities of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the underwriters’ option to purchase additional securities, if any. Naked short sales are short sales in excess, or the absence, of the option to purchase additional shares of common stock. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per share of common stock that could adversely affect investors who purchase shares of common stock in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or a Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as

“relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, San Francisco, California will pass upon the validity of the shares offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

KPMG LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in the prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We also maintain a website at www.shattucklabs.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus (or any document incorporated by reference herein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on  Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 10, 2023 and November 9, 2023, respectively;

•	Current Report on Form 8-K filed with the SEC on May 24, 2023 and December 21, 2023;

•

The description of our common stock contained in our current report on  Form 8-K filed with the SEC on October 14, 2020, as may be further amended by any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(917) 892-9996

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, up to $150,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Global Select Market under the symbol “STTK.” The last reported sale price of our common stock on The Nasdaq Global Select Market on March 14, 2022 was $4.29 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 29, 2022

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, references to “we,” “us,” “our,” “Shattuck Labs,” “Shattuck,” or the “company” refer to Shattuck Labs, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to in the section entitled “Risk Factors” in this prospectus and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors,” and the following risks, uncertainties and factors:

•	the timing of the initiation, progress and expected results of our nonclinical studies, our clinical trials and our research and development programs;

•	our ability to retain the continued service of our key executives and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platforms, including our Agonist Redirected Checkpoint and GADLEN™ product candidates and other product candidates, including the defense of such intellectual property rights;

•

our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements and needs for additional financing and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies; and

•	the ongoing COVID-19 pandemic and associated public health guidance measures.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus may not contain all of the risks, uncertainties and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

Any forward-looking statements contained in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus speak only as of the date hereof and not of any future date, and we expressly disclaim any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

We are an innovative clinical-stage biotechnology company pioneering the development of dual-sided fusion proteins as an entirely new class of biologic medicine. We have created a novel approach to immune modulation by designing biologics with structural characteristics that are not achievable by existing therapeutic modalities, including monoclonal or bispecific antibodies. Compounds derived from our proprietary Agonist Redirected Checkpoint, or ARC, platform simultaneously inhibit checkpoint molecules and activate costimulatory molecules within a single therapeutic.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to advance our ongoing and planned clinical trials and to develop and advance additional product candidates derived from our platforms, as well as for working capital and general corporate purposes. We may also use a portion of the proceeds to license, acquire, or invest in complementary businesses, technology, products, or assets. However, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the proceeds from this offering, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit, or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, to fund the operations and the further development and expansion of our business. We have no present intention to pay cash dividends on our common stock. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors (the “Board”) and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, our business prospects, and other factors that our Board deems relevant.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

General

The following is a summary of the material terms of our capital stock, as well as other material terms of our second amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of “blank check” preferred stock, $0.0001 par value per share.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of our common stock. All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and our certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of our common stock will receive ratably any dividends declared by our Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities.

Preferred Stock

Under the terms of our certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

We are party to a second amended and restated investors’ rights agreement, effective as of June 12, 2020, which provides that certain of our stockholders have registration rights described below. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable holders to sell these shares without restriction under the Securities Act when the registration statement is declared effective. We will pay all expenses related to any demand, piggyback, or Form S-3 registration described below, with the exception of underwriting discounts and commissions.

The registration rights described below will expire upon the earliest to occur of: (i) October 14, 2025 or (ii) with respect to any particular holder, at the time that such holder can sell all its registrable securities under

Rule 144 or another similar exemption under the Securities Act without limitation during a three-month period without registration.

Demand Registration Rights

The holders of registrable securities are entitled to certain demand registration rights. At any time, (x) holders who are major investors and hold a majority of the registrable securities then outstanding and held by major investors or (y) holders who are major investors and hold at least 70% of the registrable securities then outstanding may request that we register all or a portion of their registrable securities.

Piggyback Registration Rights

Subject to certain specified exceptions, if we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of shares having registration rights are entitled to written notice and certain “piggyback” registration rights allowing them to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances, but not below 30% of the total amount of securities included in such offering, unless any registrable securities which are not key holder registerable securities be excluded from such underwriting unless all key holder registrable securities are first excluded from such offering.

Form S-3 Registration Rights

At any time after we are eligible to file a registration statement on Form S-3, and subject to limitations and conditions, (x) holders who hold are major investors and hold a majority of the registrable securities then outstanding and held by major investors or (y) holders who are major investors and hold at least 70% of the registrable securities then outstanding may make a written request that we prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of the underwriters’ discounts and commissions, is at least $5,000,000. We will prepare and file the Form S-3 registration as requested, unless, in the good faith judgment of our Board, such registration would be seriously detrimental to the company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 90 days after receipt of the request. In addition, we are not obligated to prepare or file any of these registration statements (i) within 90 days after the effective date of a registration statement pursuant to demand or piggyback registration rights or (ii) if two of these registrations have been completed within any 12-month period.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and our amended bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts.

•

Issuance of undesignated preferred stock: Under our certificate of incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock enables our Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Classified board: Our certificate of incorporation establishes a classified Board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our Board.

•

Election and removal of directors and board vacancies: Our certificate of incorporation provides that directors will be elected by a plurality vote. Our certificate of incorporation and bylaws also provide that our Board has the right to increase or decrease the size of the Board and to fill vacancies on the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. Only our Board is authorized to fill vacant directorships. In addition the number of directors constituting our Board may be set only by resolution adopted by a majority vote of the directors then in office. These provisions prevent stockholders from increasing the size of our Board and gaining control of our Board by filling the resulting vacancies with its own nominees.

•

Requirements for advance notification of stockholder nominations and proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

•

No written consent of stockholders: Our certificate of incorporation provides that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

•

No stockholder ability to call special meetings: Our certificate of incorporation and bylaws provide that only our Board may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

•

Amendments to certificate of incorporation and bylaws: Any amendment to our certificate of incorporation must be approved by a majority of our Board as well as, if required by law or our certificate of incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of provisions to Board classification, stockholder action, certificate amendments, and liability of directors must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our bylaws will be required to be approved by either a majority of our Board or not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.

These provisions are designed to enhance the likelihood of continued stability in the composition of our Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

Exclusive Forum Selection Clause

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum to the fullest extent permitted by law for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (3) any action asserting a claim against us or any director or officer or other employee arising pursuant to the Delaware General Corporation Law; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but the forum selection provisions will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors or officers. Although our certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “STTK.”

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	Any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•

the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•

certain events of bankruptcy, insolvency or reorganization occur with respect to Shattuck Labs or any restricted subsidiary of Shattuck Labs that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Shattuck Labs for the benefit of the holders or surrender any right or power conferred upon Shattuck Labs;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Shattuck Labs, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.shattucklabs.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 15, 2022;

•	our Definitive Proxy Statement on Schedule 14A filed April 22, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2020, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

We maintain a website at www.shattucklabs.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

4,651,163 Shares of Common Stock

Prospectus Supplement

Evercore ISI

December 21, 2023